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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Atlas Corporation for the registration of $10,000,000 of its 7% exchangeable debentures and to the incorporation by reference therein of our report dated September 6, 1995, with respect to the consolidated financial statements and schedules of Atlas Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
Denver, Colorado
December 15, 1995